EXHIBIT E

Hankook Tire Bldg, 647-15, Yoksam-dong

Kangnam-ku, Seoul 135-723, Korea

Tel: +82-2-3404-0000, Fax: +82-2-3404-0006

E-mail: bkl@bkl.co.kr

Homepage: http://www.BKL.co.kr

September 30, 2005

The Republic of Korea

Ministry of Finance and Economy

88, Gwanmun-ro, Gwacheon-si

Gyeonggi-do, Seoul 427-725

The Republic of Korea

Re:	The Republic of Korea: Post-Effective Amendment No. 1 to Registration Statement under Schedule B of the Securities Act of 1993, as amended, of US$5,000,000,000 Aggregate Principal Amount of Debt Securities

Dear Sirs:

We have acted as Korean counsel for The Republic of Korea (the “Republic”), in connection with the filing by the Republic of Post-Effective Amendment No. 1 to Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering, from time to time, as set forth in the Registration Statement (as defined herein), the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of the Republic’s debt securities consisting of its debentures, notes and/or other evidence of indebtedness of US$5,000,000,000 (or the equivalent in other currencies) in aggregate principal amount (collectively, the “Debt Securities”). Such Debt Securities will be issued in one or more series in accordance with the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of April 17,1998, as amended by Amendment No. 1 to the Fiscal Agency Agreement dated June 3, 2003, between the Republic and The Bank of New York, as fiscal agent (the “Fiscal Agent”).

We have examined all such laws and regulations of the Republic as are relevant to the Fiscal Agency Agreement and the Debt Securities and the originals or copies, certified or otherwise identified to our satisfaction, of all such official records of the Republic, and orders of officials and agencies of the Korean government, of all such certificates of officials and other representatives of the Republic, and of all such other agreements, documents and matters as we have deemed necessary or advisable for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, seals and stamps, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified.

In giving this opinion, we have also assumed in relation to the documents which we examined that other than in relation to the Republic, all such documents are within the capacity and powers of and have been validly authorized, executed and delivered by the parties thereto, and are legal, valid, binding and enforceable in accordance with their respective terms under the laws of the State of New York by which they are expressed to be governed. As to any other matters of fact material to the opinions expressed herein, we have relied upon certificates or statements of officials and other representatives of the Republic.

Based upon the foregoing and subject to further qualifications set forth below, we are of the opinion that:

1.	The Fiscal Agency Agreement has been duly authorized and executed by the Republic; and

2.	When the Debt Securities of a particular series are duly authorized by all necessary action by the Republic and executed by the Republic, duly authenticated by the Fiscal Agent in accordance with the provisions of the Fiscal Agency Agreement, delivered to and paid for by purchasers thereof, the Debt Securities will constitute valid and binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms.

This opinion is given with respect to the laws of the Republic as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of the United States of America or the State of New York or the laws of any jurisdiction other than the Republic. To the extent that the laws of the United States of America and the State of New York are relevant to our opinions set forth above, we have, without making any independent investigation with respect thereto, relied upon, subject to the qualifications, assumptions and exceptions set forth in, the opinions, dated today, of Cleary Gottlieb Steen & Hamilton LLP, United States counsel to the Republic. We have also assumed that there is nothing in the law of any jurisdiction other than the Republic which affects this opinion.

The opinions set forth above are subject to the following: (a) with respect to the Fiscal Agency Agreement, we have assumed that such collective action clauses as set forth in Section 13 of the Fiscal Agency Agreement are legal, valid and enforceable under the laws of the State of New York which is stated to govern the Fiscal Agency Agreement and we note that there is no express provision provided under the National Bond Act of Republic in respect of the collective action clauses as set forth in Section 13 of the Fiscal Agency Agreement nor is there any court precedent on point: (b) the obligations of the Republic under the Fiscal Agency Agreement and the Debt Securities may be limited or affected by the laws governing fraudulent conveyance, moratorium, statutory limitation or other similar matters which generally affect the rights of creditors; (c) the obligations of the Republic under the Fiscal Agency Agreement and the Debt Securities may be also affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided for in the Civil Code of the Republic; (d) nothing herein should be taken as indicating that the remedies of specific performance or injunction would necessarily be available with respect to any particular provision of the Fiscal Agency Agreement and the Debt Securities and any related agreements in any particular instance; (e) the enforceability of provisions releasing or exculpating a party from, or requiring indemnification of a party for, liability for its own action or inaction may be limited or affected where the action or inaction involves unlawful conduct, willful misconduct or gross negligence; (f) Korean courts may exercise judicial discretion in determining such matters as conclusiveness of certificates, amount of damages and entitlement to attorneys’ fees and other costs; and (g) if the Korean government deems that certain emergency circumstance, including but not limited to severe and sudden changes in domestic or overseas economic circumstances, extreme difficulty in stabilizing the balance of payments or in implementing currency, exchange rate and other macroeconomic policies, has occurred or is likely to occur, it may impose certain necessary restrictions provided for under the Foreign Exchange Transaction Law, such as the suspension of payments or requiring prior approval from governmental authorities for any transaction.

This opinion is addressed to and is solely for the benefit of the Republic and, except with out express consent, is not to be transmitted to, nor is to be relied upon by, any other person (save United Stated counsel to the Republic in connection with the issue and sale of the Debt Securities) or for any purpose other than in connection with the issue and sale of the Debt Securities. This opinion is limited to the maters addressed herein and is not to be read as an opinion with respect to any other matter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed by the Republic with the Commission and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    Bae, Kim & Lee

BAE, KIM & LEE